Exhibit 99.(6)(b)

Amended Schedule 1

Dated August 23, 2013

to the

Investment Advisory Agreement

Touchstone Variable Series Trust

Dated January 1, 1999

Listing of Funds and Advisory Fee Rates

Name of Fund	Annual Basic Fee Rate
Touchstone Baron Small Cap Growth Fund	1.05% of average daily net assets.
Touchstone Mid Cap Growth Fund	0.75% on the first $500 million of average daily net assets; 0.70% on the next $500 million; and 0.65% of assets over $1 billion.
Touchstone Third Avenue Value Fund	0.80% on the first $100 million of average daily net assets; 0.75% on the next $100 million; 0.70% on the next $100 million; and 0.65% of assets over $300 million.
Touchstone Large Cap Core Equity Fund	0.65% on the first $100 million of average daily net assets; 0.60% on the next $100 million; 0.55% on the next $100 million; and 0.50% of assets over $300 million.
Touchstone High Yield Fund	0.50% on the first $100 million of average daily net assets; 0.45% on the next $100 million; 0.40% on the next $100 million; and 0.35% of assets over $300 million.
Touchstone Core Bond Fund	0.55% on the first $100 million of average daily net assets; 0.50% on the next $100 million; 0.45% on the next $100 million; and 0.40% of assets over $300 million.
Touchstone Money Market Fund	0.18% of average daily net assets.
Touchstone Conservative ETF Fund	0.25% on the first $50 million of assets; 0.23% on the next $50 million of assets; and 0.20% on assets greater than $100 million
Touchstone Moderate ETF Fund	0.25% on the first $50 million of assets; 0.23% on the next $50 million of assets; and 0.20% on assets greater than $100 million
Touchstone Aggressive ETF Fund	0.25% on the first $50 million of assets; 0.23% on the next $50 million of assets; and 0.20% on assets greater than $100 million

Touchstone Enhanced ETF Fund	0.25% on the first $50 million of assets; 0.23% on the next $50 million of assets; and 0.20% on assets greater than $100 million

This Amended Schedule 1 to the Investment Advisory Agreement is signed as of the date first set forth above.

TOUCHSTONE VARIABLE SERIES TRUST

By:
Name:
Title:

TOUCHSTONE ADVISORS, INC.

By:
Name:
Title:

By:
Name:
Title:

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